UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2017

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2017, Rick Modi, the Chief Business Officer of Catabasis Pharmaceuticals, Inc. (the “Company”), informed the Company that he will be departing the Company effective February 10, 2017.

Item 7.01.   Regulation FD Disclosure.

On January 31, 2017, the Company will be posting on its corporate website (www.catabasis.com) a slide presentation disclosing top-line results from Part B of the Company’s MoveDMD® clinical trial.  A copy of the slide presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On January 31, 2017, the Company issued a press release announcing top-line results from Part B of the Company’s MoveDMD clinical trial.   The full text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: January 31, 2017	By:	/s/ Jill C. Milne
Jill C. Milne
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Slide presentation disclosing top-line results from Part B of the Company’s MoveDMD® clinical trial
99.2	Press release issued by the Company on January 31, 2017